UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2021

Entergy New Orleans, LLC
(Exact name of registrant as specified in its charter)

Texas	1-35747	82-2212934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Perdido Street, New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 670-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 22, 2021, Entergy New Orleans, LLC (the “Company”), as borrower, amended and restated its existing credit agreement by entering into the Third Amended and Restated Credit Agreement (the “Credit Agreement”), with the Banks, Bank of America, N.A., as Administrative Agent and LC Issuing Bank, and the other LC Issuing Banks from time to time parties thereto .  The Credit Agreement provides the Company with a three-year, $25 million unsecured revolving credit and letter of credit facility.  The facility currently includes fronting commitments for the issuance of letters of credit against $10 million of the total borrowing capacity of the credit facility.  Borrowings under the facility mature and are payable on the termination date for the facility, June 22, 2024.   As of June 22, 2021, there were no loans outstanding and no letters of credit issued under the Credit Agreement.

The Credit Agreement contains certain customary covenants, including restrictions on the Company from pledging its assets and restrictions on certain asset sales.  It also contains a covenant that requires the Company to maintain a consolidated debt ratio of 65% or less of its total capitalization. The facility has a variable interest rate and a commitment fee that fluctuate depending on the Company’s senior unsecured debt rating.  The commitment fee is currently 0.275% of the undrawn commitment amount. The Company’s obligations under the Credit Agreement may be accelerated upon an event of default, which includes non-payment of principal or interest, breach of representation or warranty, breach of covenant, cross-default, bankruptcy, material judgments, ERISA events, a change of control occurs with respect to the Company and Entergy ceases to own, directly or indirectly, at least 80% of the Company’s common equity.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety be reference to the Credit Agreement filed as Exhibit 4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
4
Third Amended and Restated Credit Agreement dated as of June 22, 2021, among Entergy New Orleans, LLC, as Borrower, the banks and other financial institutions listed on the signatures pages thereof, as Lenders, Bank of America, N.A., as Administrative Agent and LC Issuing Bank, and the other LC Issuing Banks from time to time parties thereto.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, LLC
(Registrant)
Date: June 22, 2021
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer